UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 23, 2014

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

On January 23, 2014, IBM and Lenovo Group Limited announced a definitive agreement under which Lenovo will acquire IBM’s x86 server portfolio.  The press release contains additional information about the transaction and is Attachment I of this Form 8-K.  Attachment II contains information about this transaction that has been posted on IBM’s Investor Relations website (www.ibm.com/investor/).

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 23, 2014

	By:	/s/ Michelle H. Browdy
Michelle H. Browdy
Vice President,
Assistant General Counsel &
Secretary

ATTACHMENT I

Lenovo Plans to Acquire IBM’s x86 Server Business

Research Triangle Park, North Carolina, and Armonk, New York —  January 23, 2014:  Lenovo (HKSE: 992) (ADR: LNVGY) and IBM (NYSE: IBM)  have entered into a definitive agreement in which Lenovo plans to acquire IBM’s x86 server business. This includes System x, BladeCenter and Flex System blade servers and switches, x86-based Flex integrated systems, NeXtScale and iDataPlex servers and associated software, blade networking and maintenance operations. The purchase price is approximately US$2.3 billion, approximately two billion of which will be paid in cash and the balance in Lenovo stock.

IBM will retain its System z mainframes, Power Systems, Storage Systems, Power-based Flex servers, and PureApplication and PureData appliances.

The agreement builds upon a longstanding collaboration that began in 2005 when Lenovo acquired IBM’s PC business, which included the ThinkPad line of PCs. In the period since the companies have continued to collaborate in many areas.

IBM will continue to develop and evolve its Windows and Linux software portfolio for the x86 platform.  IBM is a leading developer of software products for x86 servers with thousands of products and tens of thousands of software developer and services professionals who build software for x86 systems.

Lenovo and IBM plan to enter into a strategic relationship which will include a global OEM and reseller agreement for sales of IBM’s industry-leading entry and midrange Storwize disk storage systems, tape storage systems, General Parallel File System software, SmartCloud Entry offering, and elements of IBM’s system software portfolio, including Systems Director and Platform Computing solutions.

Following the closing of the transaction, Lenovo will assume related customer service and maintenance operations. IBM will continue to provide maintenance delivery on Lenovo’s behalf for an extended period of time, so customers should see little change in their maintenance support.

Approximately 7,500 IBM employees around the world, including those based at major locations such as Raleigh, Shanghai, Shenzhen and Taipei, are expected to be offered employment by Lenovo.

This agreement follows recent announcements by IBM that it will invest more than $1 billion in the new IBM Watson Group, and $1.2 billion to expand its global cloud computing footprint to 40 data centers worldwide in 15 countries across five continents.

“This acquisition demonstrates our willingness to invest in businesses that can help fuel profitable growth and extend our PC Plus strategy,” said Yang Yuanqing, chairman and CEO, Lenovo. “With the right strategy, great execution, continued innovation and a clear commitment to the x86 industry, we are confident that we can grow this business successfully for the long-term, just as we have done with our worldwide PC business.”

“This divestiture allows IBM to focus on system and software innovations that bring new kinds of value to strategic areas of our business, such as cognitive computing, Big Data and cloud,” said Steve Mills, Senior Vice President and Group Executive, IBM Software and Systems. “IBM has a proven record of innovation and transformation, which has enabled us to create solutions that are highly valued by our clients.”

The transaction is subject to the satisfaction of  regulatory requirements, customary closing conditions and any other needed approvals. Subsequent local closings will occur subject to similar conditions, agreements and the information and consultation process in applicable countries.

While the transaction is being completed, both companies expect no change in their independent, existing server operations, including customer service and product availability.

About Lenovo

Lenovo (HKSE: 992) (ADR: LNVGY) is a US$34 billion personal technology company — the largest PC maker worldwide and an emerging PC Plus leader — serving customers in more than 160 countries. Dedicated to exceptionally engineered PCs and mobile internet devices, Lenovo’s business is built on product innovation, a highly-efficient global supply chain and strong strategic execution.  Formed by Lenovo Group’s acquisition of the former IBM Personal Computing Division, the Company develops, manufactures and markets reliable, high-quality, secure and easy-to-use technology products and services. Its product lines include legendary Think-branded commercial PCs and Idea-branded consumer PCs, as well as servers, workstations, and a family of mobile internet devices, including tablets and smart phones. Lenovo, a global Fortune 500 company, has major research centers in Yamato, Japan; Beijing, Shanghai and Shenzhen, China; and Raleigh, North Carolina.  For more information see www.lenovo.com.

About IBM

For more information about IBM, visit http://www.smartercomputingblog.com/

Contact information:

Jeff Cross	Ray Gorman
IBM Media Relations	Lenovo
+1 (203) 216-1531	+1 (919) 257-6325
jrcross@us.ibm.com	rgorman@lenovo.com

Sean Tetpon	Jeff Shafer
IBM Media Relations	Lenovo
+1 (678) 630-6705	+1 (919) 793-6846
stetpon@us.ibm.com	jsshafer@lenovo.com

ATTACHMENT II

IBM to Sell x86 Server Business to Lenovo

January 23, 2014

On January 23, 2014, IBM announced that it has entered into a definitive agreement with Lenovo, in which Lenovo will acquire IBM’s x86 server portfolio.

A copy of the announcement press release is available here http://www-03.ibm.com/press/us/en/pressrelease/43016.wss

Strategic Rationale

In the dynamic IT industry, companies need to continually reinvent themselves to bring long term value for clients.

IBM’s model is based on continuous transformation, which includes a shift to higher value solutions for enterprise clients.  Lenovo delivers value through high-volume, industry standard products that benefit from economies of scale.  This transaction strengthens the business of both companies.

IBM will continue to deliver value in high end systems, software and services, with a  focus on driving innovations in the strategic areas of big data and analytics, cloud, social, mobile, and security. IBM’s System z mainframes, Power, and storage systems provide unique capabilities to exploit these growth areas.

Transaction Details and Business Relationships

IBM will sell to Lenovo its System x, BladeCenter and Flex System blade servers and switches, x86-based Flex integrated systems, NeXtScale and iDataPlex servers and associated software, blade networking and maintenance operations.

IBM will continue to develop and evolve its Windows and Linux software portfolio for the x86 platform.

IBM and Lenovo plan to enter into a strategic relationship which will include a global OEM and reseller agreement for sales of IBM’s industry-leading entry and midrange Storwize disk storage systems, tape storage systems, General Parallel File System software, SmartCloud Entry offering, and elements of IBM’s system software, including Systems Director and Platform Computing solutions.

Following the closing of the transaction, Lenovo will assume related customer service and maintenance operations. IBM will continue to provide maintenance delivery on Lenovo’s behalf for an extended period of time.

The transaction is expected to close later this year, subject to the satisfaction of regulatory requirements, customary closing conditions, and any other required approvals. Subsequent local closings will occur subject to similar conditions, agreements, and the information and consultation process in applicable countries.

Financial Implications

Proceeds and Gain

The transaction price is $2.3 billion and as consideration, IBM will receive approximately $2 billion in cash, with the balance in Lenovo stock.

IBM expects to recognize a total pre-tax gain on the sale of approximately $1 billion. This gain will be recognized consistent with the closing schedule for the transaction.

The exact amount of the gain and the breakdown by closing date is not yet determinable.  The variables that can impact the final gain include the valuation of the final balance sheet transferred, the valuation of other related agreements, and transaction-related expenses.

This gain was not included in the 2014 operating earnings per share guidance of at least $18.00 provided by the company on January 21, 2014.

Revenue and Profit Impact

IBM’s worldwide x86 business is reported in IBM’s Systems and Technology segment, and the associated maintenance operations are part of the Global Technology Services segment.  In 2013, this combined business delivered $4.6 billion of revenue, and was essentially breakeven on a pre-tax income basis.  As a result, this transaction results in a higher margin profile consistent with IBM’s longer term business and financial model.

Additional information will be provided at the time of the closing later in the year.